Exhibit 99.1


                 Consolidated Financial Statements and Report of
                    Independent Certified Public Accountants

                   Liberty Enterprises, Inc. and Subsidiaries

                                December 31, 2004

                                    CONTENTS



                                                                          Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS......................... 3

CONSOLIDATED FINANCIAL STATEMENTS

   CONSOLIDATED BALANCE SHEET ............................................. 5

   CONSOLIDATED STATEMENT OF INCOME......... .............................. 6

   CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)  .............. 7

   CONSOLIDATED STATEMENT OF CASH FLOWS...... ............................. 8

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS............................ . 9

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
Liberty Enterprises, Inc. and Subsidiaries

                We have audited the accompanying consolidated balance sheet of Liberty Enterprises, Inc. and Subsidiaries as of December 31, 2004 and the related consolidated statements of income, stockholders' equity (deficit), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

                We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board of the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Liberty Enterprises, Inc. and Subsidiaries as of December 31, 2004 and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Grant Thornton LLP

Minneapolis, Minnesota
May 13, 2005

                        CONSOLIDATED FINANCIAL STATEMENTS

                   Liberty Enterprises, Inc. and Subsidiaries

                           CONSOLIDATED BALANCE SHEET

                                December 31, 2004

                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                         $ 5,094,242
   Accounts receivable, net                            6,657,669
   Inventories                                         2,315,500
   Prepaid expenses                                    1,501,699
                                                     ------------
                Total current assets                  15,569,110

   Equipment and leasehold improvements, net           9,595,737
   Intangible assets, net                              7,214,530
   Contract acquisition costs, net                     1,915,420
   Goodwill                                              980,859
   Other assets                                              211
                                                     ------------
   TOTAL ASSETS                                      $35,275,867
                                                     ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Current maturities of long-term debt              $ 5,072,200
   Accounts payable                                    4,010,969
   Accrued expenses                                    7,671,790
   Deferred revenue                                    3,517,123
   Dividends payable                                   5,000,000
                                                     ------------
                Total current liabilities             25,272,082

   Long-term debt, less current maturities             9,734,650
   Deferred compensation                                 960,473
   Minority interest                                     582,743
   Other liabilities                                     465,910
                                                     ------------
                Total liabilities                     37,015,858
                                                     ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock                                           45,144
   Additional paid-in capital                            710,276
   Retained earnings (deficit)                        (1,444,319)
   Promissory notes receivable from stockholders      (1,051,092)
                                                     ------------
                Total stockholders' equity (deficit)  (1,739,991)
                                                     ------------
   TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY (DEFICIT)                               $35,275,867
                                                     ============

The accompanying notes are an integral part of this statement.

                   Liberty Enterprises, Inc. and Subsidiaries

                        CONSOLIDATED STATEMENT OF INCOME

                          Year ended December 31, 2004

                                                                   2004
                                                            -------------

Net sales                                                   $134,704,673

Cost of sales                                                 59,933,907
                                                            -------------

                Gross profit                                  74,770,766

Expenses
   Selling                                                    22,235,778
   Marketing                                                   5,886,860
   General and administrative                                 25,122,115
                                                            -------------
                                                              53,244,753
                                                            -------------

                Operating income                              21,526,013

Other income (expense)
   Interest expense, net                                        (488,283)
   Provision for state income taxes                             (291,000)
   Minority interest                                            (193,473)
   Other income (expense)                                        (79,345)
                                                            -------------


                NET INCOME                                  $ 20,473,912
                                                            =============

The accompanying notes are an integral part of this statement.


                                        Liberty Enterprises, Inc. and Subsidiaries

                                    CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                  Year ended December 31, 2004




                                                                                          Promissory
                                                                                             notes           Total
                                                        Additional        Retained        receivable     stockholders'
                                             Common      paid-in          earnings           from           equity
                                              stock       capital         (deficit)       stockholders     (deficit)
                                        -----------  -------------    --------------  --------------   --------------

Balances at January 1, 2004             $    45,144  $    710,276     $   4,592,844   $    (926,490)   $   4,421,774
   Net income                                     -             -        20,473,912               -       20,473,912
   Insurance premiums paid                        -             -                 -        (124,602)        (124,602)
   Dividends, $5.87 per share on
     voting and nonvoting common
     stock                                        -             -       (26,511,075)              -      (26,511,075)
                                        -----------  -------------    --------------  --------------   --------------
Balances at December 31, 2004           $   $45,144  $    710,276     $  (1,444,319)  $  (1,051,092)   $  (1,739,991)
                                        ===========  =============    ==============  ==============   ==============


The accompanying notes are an integral part of this statement.


                   Liberty Enterprises, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          Year ended December 31, 2004

                                                                             2004
                                                                      -------------
Cash flows from operating activities:
   Net income                                                         $ 20,473,912
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                      3,500,027
       Amortization of intangible assets                                   798,445
       Loss on sale of equipment and leasehold improvements                 88,051
       Deferred compensation expense                                       369,283
       Minority interest                                                   193,473
       Amortization of contract acquisition costs                          554,224
       Changes in operating assets and liabilities, net of
         acquisitions:
           Accounts receivable                                            (830,122)
           Inventories                                                    (305,754)
           Contract acquisition costs                                   (1,900,000)
           Accounts payable                                                311,149
           Accrued expenses                                               (976,033)
           Deferred revenue                                                452,958
           Deferred compensation payments                                  (55,817)
           Other assets and liabilities                                   (234,437)
                                                                      -------------
                Net cash provided by operating activities               22,439,359
                                                                      -------------

Cash flows from investing activities:
   Purchases of equipment and leasehold improvements                    (2,492,601)
   Acquisition of businesses, net of cash acquired                      (2,777,445)
   Premiums paid for life insurance policies                              (124,602)
   Other                                                                     8,975
                                                                      -------------
                Net cash used in investing activities                   (5,385,673)
                                                                      -------------
Cash flows from financing activities:
   Proceeds from long-term debt                                         15,000,000
   Payments on long-term debt                                           (9,708,049)
   Payment of dividends                                                (22,737,989)
                                                                      -------------
                Net cash used in financing activities                  (17,446,038)
                                                                      -------------
                NET DECREASE IN CASH AND CASH EQUIVALENTS                 (392,352)
Cash and cash equivalents at beginning of year                           5,486,594
                                                                      -------------
Cash and cash equivalents at end of year                              $  5,094,242
                                                                      =============

Supplemental disclosure of cash flow information: Cash paid for:
     Interest                                                         $    531,184
     State income taxes                                                    269,816

Noncash investing and financing activities:
   Dividends declared but not paid                                    $  5,000,000
   Equipment and leasehold improvements in accounts payable                 76,620


The accompanying notes are an integral part of this statement.

                   Liberty Enterprises, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2004

NOTE A  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Liberty Enterprises, Inc. ("LEI" or the "Company") serves as a parent company for its wholly owned and majority owned subsidiaries, which include Liberty Share Draft & Check Printers, Inc. ("LCP"), Liberty Marketing Services, Inc. ("LMS"), Liberty Card Services, Inc. ("LCS"), Liberty Financial Supplies, Inc. ("LFS"), Liberty Graphic Productions, Inc. ("LGP"), MyDAS, Inc. ("LM") and Liberty Internet Services, Inc. ("LIS"), which owns 80% of Cavion LLC ("Cavion").

LCP prints checks and share drafts for financial institutions nationwide under the name Liberty Check Printers, Inc. and accounts for approximately 70% of Company revenues in 2004. LMS delivers a suite of strategic marketing products and services to credit unions and community banks. LCS provides credit, debit, gift and ATM cards to credit unions and community banks. LFS provides financial forms and products to credit unions and community banks. LGP provides printing services. LM provides educational solutions to credit unions and community banks. LIS and Cavion provide internet web site design and hosting and internet banking services for credit unions and community banks.

Basis of Consolidation

The consolidated financial statements include the accounts of LEI and its wholly owned and majority owned subsidiaries. The effects of all material intercompany transactions and balances have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Substantially all of the Company's cash and cash equivalents are held by two financial institutions.

Accounts Receivable

The Company grants credit to customers in the normal course of business, but generally does not require collateral or any other security to support amounts due. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowances by considering a number of factors, including the length of time accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. Accounts receivable balances written off have been within management's expectations. As of December 31, 2004, the allowance for doubtful accounts was approximately $250,000.

Inventories

Inventories are stated at the lower of cost or market and include raw materials, labor and overhead. Cost is determined by the first-in, first-out method.

Equipment and Leasehold Improvements

Equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Expenditures for maintenance, repairs and minor renewals are expensed, while costs of major renewals and betterments are capitalized. Depreciation is calculated on the straight-line method and is charged to operations over the expected useful lives of individual or groups of assets. Leasehold improvements are amortized over the shorter of the estimated useful life or the terms of the related leases. The cost and related accumulated depreciation or amortization of equipment and leasehold improvements sold or otherwise disposed of are removed from the related accounts, and resulting gains or losses are reflected in operations. Total depreciation expense was approximately $3,500,000 in 2004.

Self-Insurance

The Company is primarily self-insured for group medical and dental costs. Provisions for losses expected under these programs are recorded based on the Company's estimates of the aggregate liabilities for the claims incurred. As of December 31, 2004, group medical and dental liabilities approximated $790,000.

Intangible Assets

Intangible assets primarily include customer relationships, lists and contracts, covenants not-to-compete and other intangible assets. The intangible assets are being amortized on a straight-line basis over the period that approximates their respective useful lives (primarily ranging from 3 to 15 years). The Company believes the straight-line method of amortization allocates the cost of the intangible assets to earnings in proportion to the amount of economic benefits obtained by the Company in the reported period.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is evaluated based on the sum of undiscounted estimated future cash flows expected to result from use of the assets compared to its carrying value. If an impairment is recognized, the carrying value of the impaired asset is reduced to its fair value, based on discounted estimated future cash flows. There were no impairment charges in 2004. There were no long-lived assets to be disposed of in 2004.

Contract Acquisition Costs

Contract acquisition costs are related to signing or renewing contracts with financial institutions. These cash payments are capitalized and are amortized as a reduction in sales over the life of the contract not to exceed three years. If an event occurs that impacts the related contract, the carrying value of the contract acquisition cost is evaluated to determine if an impairment has occurred.

Goodwill

Goodwill is tested for impairment annually or at the time of a triggering event, under which the fair value of the related business is estimated based on the Company's best estimate of the expected present value of future cash flows and then compared with the corresponding carrying value, including goodwill.

Derivative Instruments

The Company recognizes all derivative instruments, such as interest rate swap contracts, in the financial statements at their fair market value. Changes in the fair market value of derivative instruments are recognized each period in current earnings or stockholders' equity (deficit) (as a component of other comprehensive income or loss). In the normal course of business, the Company is exposed to changes in interest rates. The Company has established policies and procedures that govern the management of these exposures through the use of financial instruments. By practice, the Company does not enter into such contracts for the purpose of speculation.

The Company's objective in managing its exposure to interest rates is to decrease the volatility that changes in interest rates might have on earnings and cash flows. To achieve this objective, the Company has used interest rate swaps, designated as cash flow hedges, to limit the interest rate exposure on a portion of total debt that is subject to variable interest rates. There were no outstanding derivative instrument contracts as of or for the year ended December 31, 2004.

Revenue Recognition

The Company recognizes revenue when the products are shipped or services are rendered, persuasive evidence of an arrangement exits, the price is fixed and collection is reasonably assured. For multiple-element software arrangements, total revenue is allocated to each element based on the fair value method or residual method when applicable. Under the fair value method, the total revenue is allocated among the elements based upon the relative fair value of each element as determined through vendor-specific objective evidence. Under the residual method, the fair value of the undelivered maintenance, training and other service elements, as determined based on vendor-specific objective evidence, is deferred and the remaining (residual) arrangement is recognized as revenue at the time of delivery or ratably over the life of the contract period. The Company also bills Marketing maintenance and consulting services in advance of service delivery and defers the related revenue until the related service has been rendered. The Company also recognizes, as a reduction of revenue, amortization of customer acquisition costs and other estimated allowances.

Shipping and Handling

Revenue received from shipping and handling fees is reflected in net sales. Costs related to shipping and handling are included in cost of goods sold.

Advertising

The Company expenses advertising costs as incurred, except for costs associated with product catalogs. Catalog costs are amortized as advertising costs on a straight line basis over one year. Total advertising expense, including catalog advertising, was approximately $1,380,000 in 2004.

Income Taxes

LEI has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code, and its wholly owned subsidiaries have elected qualified S corporation subsidiary status. Under the election, LEI's taxable income or loss and tax credits are passed through to the individual stockholders.

The state income tax provision relates to income taxes due in certain states which do not recognize the Company's S corporation status and certain state minimum fees and is included in the Statement of Income.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE B  -  ACQUISITIONS AND DISPOSITIONS

On April 1, 2004 LEI purchased certain assets of approximately $200,000 and assumed certain liabilities of approximately $800,000 of MyDAS, Inc. for approximately $2,777,000 cash. The acquisition was accounted for using the purchase method resulting in the recognition of approximately $3,400,000 of customer relationships, lists and contracts which is being amortized over 10 years. The seller is also eligible for additional payments of $250,000 each in April 2005 and 2006 if LM achieves designated revenue targets.

NOTE C  -  OTHER FINANCIAL STATEMENT DATA

                                                      December 31,
                                                          2004
                                                      ------------
 Inventories
   Raw materials                                      $   533,189
   Work in process                                      1,417,283
   Finished goods                                         365,028
                                                      ------------
                                                      $ 2,315,500
                                                      ===========

                                                      December 31,
                                                          2004
                                                      ------------
 Equipment and leasehold improvements, net
   Equipment                                          $17,221,849
   Computer equipment and software                     11,983,184
   Office furniture and fixtures                        3,261,643
   Leasehold improvements                               3,046,462
   Equipment deposits                                     242,426
                                                      ------------
                                                       35,755,564
   Less:  Accumulated depreciation and amortization   (26,159,827)
                                                      ------------
                                                      $ 9,595,737
                                                      ============

                                         December 31, 2004
                              ----------------------------------------
                                           Accumulated
                               Cost        Amortization     Total
                              -----------  -----------   -----------

 Intangible assets, net
   Customer relationships,
     lists and contracts      $8,993,990   $(1,823,218)    $7,170,772
   Covenants not-to-compete      285,088      (243,707)        41,381
   Other                         453,108      (450,731)         2,377
                              ===========  ============   ============
                              $9,732,186   $(2,517,656)    $7,214,530
                              ===========  ============   ============

At December 31, 2004, future estimated amortization expense related to intangible assets will approximate:

  2005                                       $   856,000
  2006                                           815,000
  2007                                           810,000
  2008                                           809,000
  2009 and thereafter                          3,924,000


                                              December 31,
                                                  2004
                                              -----------
Contract acquisition costs, net
  Contract acquisition costs                  $2,564,756
  Less:  Accumulated amortization               (649,336)
                                              -----------
                                              $1,915,420
                                              ===========
Accrued Expenses
  Compensation Related                        $4,671,820
  Insurance                                      787,282
  Other                                        2,212,688
                                              ----------
                                              $7,671,790
                                              ===========

NOTE D  -  FINANCING ARRANGEMENTS

                                                      December 31,
                                                          2004
                                                      ------------
Bank term loan (a)                                    $14,556,850

Uncollateralized promissory note payable to 20%
members' interest of Cavion, which bears interest
at 5%, due in full on July 31, 2006.                      250,000

Uncollateralized subordinated notes payable for
stock repurchases, payable to former stockholders,
which bear interest ranging from 4.66% to 5.00%.
These notes were prepaid in full in September, 2004.
Interest expense was approximately $107,000 in 2004.            -
                                                      ------------
                                                       14,806,850
Less:  current maturities                              (5,072,200)
                                                      ------------
                                                      $ 9,734,650
                                                      ============

(a)In March 2004, the Company amended and restated its existing credit and loan agreement under similar terms and conditions, with a bank that provides for a $15,000,000 revolving line of credit and term loan advances of up to $25,361,000 through 2009. Term draws may occur in three installments: $5,361,000 at time of closing, $15,000,000 in April 2004 and $5,000,000 in January 2005. Under the agreement, $500,000 may be used for standby letters of credit. The new agreement no longer includes a minimum net worth covenant. The term loan is to be repaid by the Company in monthly principal installments of $423,000, and a final installment of all unpaid principal and accrued interest on March 31, 2009. There were no borrowings at any point in time during 2004 against the revolving line of credit. There were no revolving line of credit borrowings outstanding at December 31, 2004.

Interest is payable monthly on the revolving line of credit and term loan. The Company has an option of electing either the bank's base rate (5.25% at December 31, 2004) minus 1.4% or LIBOR (2.3% at December 31, 2004) plus 1.00% to 1.50%.
The Company's weighted average interest rate during 2004 was 3.2%. In addition, the Company is required to pay a commitment fee of 0.25% per year on the unused portion of the revolving line of credit.

The agreement contains covenants that restrict the ability of the Company to incur additional indebtedness; create liens on assets, make investments or acquisitions; or engage in mergers, consolidations or significant dispositions of assets. In addition, the Company is required to maintain and meet minimum debt service coverage ratios and maximum funded debt to earnings before interest, taxes, depreciation and amortization ratios. Amounts outstanding under the credit agreement are collateralized by substantially all assets of the Company.

Long=term debt maturities are as follows:

             2005                                          $ 5,072,200
             2006                                            5,322,200
             2007                                            4,412,450
                                                           ------------
                                                           $14,806,850
                                                           ============

NOTE E  =  EMPLOYEE BENEFITS

Deferred and Other Executive Compensation

The Company has an unfunded long-term executive compensation plan (the "Plan") covering certain members of management (the "participants"). Participants vest over seven to ten years and earn benefits based on the Company attaining certain annual financial measures over the vesting period.

Vested benefit payments will be made to participants in equal monthly installments for a period of time equal to the number of each participant's years of service. If a participant dies during employment with the Company, or substantially all of the Company's assets are sold to an outside third party, the participant or the participant's beneficiary, in the event of death, will receive the participant's total vested benefit divided by years of service over the maximum years of service available to the participant, commencing on the first anniversary of the participant's date of death or sale of assets. Plan benefits are subordinated to all creditors, including general creditors. Since the Company has the option to settle any cash payments due under the Plan at a 9% discount rate, the discount rate applied to report the benefit obligation was 9%.

Total payments to participants were approximately $56,000 during 2004.

Plan expense is as follows:

                                                               2004
                                                           ----------

  Service cost (benefits earned during the year)           $ 435,398
  Interest cost on benefit obligation                         56,727
  Change due to participant separation                      (122,843)
                                                           ----------
                                                           $ 369,282
                                                           ==========

The deferred compensation liability is as follows:

  Accumulated maximum potential benefit obligation         $ 960,473
                                                           ==========


The Company has also entered into several other agreements with its executive officers including various employment contracts and change of control agreements.

Employee Bonus and Retirement Plans

The Company has various employee bonus plans covering certain employees. The Company also has 401(k) plans covering substantially all eligible employees. 401(k) plan expenses were approximately $1,528,000 in 2004.

Effective January 1, 1998, the Company established an employee stock ownership plan ("ESOP") covering all eligible employees. The Company's 401(k) matching, profit sharing and money purchase pension plan contributions for plan years beginning after January 1, 1994, are primarily invested in shares of the Company's stock acquired by the ESOP. Shares of the Company's stock acquired by the ESOP are to be allocated to each employee. Effective March 1, 2003, the ESOP adopted "Unit Accounting" instead of "Share Accounting" for participant investment reporting. This change in reporting did not impact the fair value of the common stock investment. The ESOP has an obligation to repurchase, at fair value determined by annual independent valuations, the allocated units in the event of employee retirement, termination or death. Vesting in the Company's ESOP contributions made through December 31, 2004, occurs at a rate of 20% per year starting in the second year of service, with full vesting reached after six years.

During 2004, no shares of the Company stock were contributed to the ESOP. The Company's 401(k) matching and profit sharing cash contributions to the ESOP in 2004 totaled approximately $1,430,000.

The trustee of the ESOP has the right to "put" shares of the Company's stock it holds under the Plan to the Company, if certain criteria are met. At December 31, 2004, the ESOP held 834,720 shares. The fair value of shares held by the ESOP that are subject to repurchase as of December 31, 2004, based on the latest available independent appraisal (dated April 8, 2004) of $24.00 per share, is approximately $20,030,000. Administrative costs of the ESOP may be paid either by the Company or the ESOP.

NOTE F  -  COMMITMENTS

The Company leases facilities and equipment under operating leases that expire through 2010. Facility leases provide for base monthly rent, payment of real estate taxes, common area maintenance, and other expenses associated with the facilities. Total rent expense from continuing operations was approximately $3,932,000 for 2004.

Future minimum rental commitments under noncancelable operating leases are as follows:

2005                                          $3,942,000
2006                                           3,095,000
2007                                           2,389,000
2008                                           1,693,000
2009                                             599,000
Thereafter                                       197,000

NOTE G  -  SHAREHOLDERS' EQUITY

Common Stock

At December 31, 2004 there were 2,300,644 voting shares and 2,213,775 nonvoting shares of common stock outstanding. The Company is authorized to issue 10,000,000 shares of $.01 par value common stock.

Promissory Notes Receivable from Stockholders

The Company's majority stockholders have established trusts that purchase split-dollar life insurance. The insurance policies are owned by the trusts, but the premiums are paid by the Company. The Company will be reimbursed from death benefits or cumulative cash surrender values for premiums paid. The trusts are prohibited from selling, assigning, transferring, borrowing against, surrendering or canceling the policy without the consent of the Company. Premiums paid by the Company are classified in stockholders' equity as promissory notes receivable from stockholders. As of December 31, 2004 the Company has promissory notes receivable from stockholders', classified in stockholders' equity (deficit), of $1,051,092 for premiums paid.

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

NOTE H  -  SUBSEQUENT EVENT

In December 2004, the Company's Board of Directors declared a cash dividend of $5,000,000 payable to stockholders of record as of January 1, 2005. The $5,000,000 cash dividend was financed through bank borrowings and paid on January 3, 2005.

On April 4, 2005 the Company announced it had entered into a purchase agreement to be acquired by a competitor, John H. Harland Company. The Company expects the acquisition to be consummated in June, 2005 subject to approval by the Company's shareholders and certain regulatory agencies.


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